Exhibit 99.1

Emerge Energy Services Announces Fourth Quarter 2016 Results

Fort Worth, Texas — February 27, 2017 — Emerge Energy Services LP (“Emerge Energy”) today announced fourth quarter 2016 financial and operating results.

Highlights

•	Net loss of $(20.8) million and Adjusted EBITDA of $(10.6) million for the three months ended December 31, 2016.

•	Full quarter sales of 825,699 tons of sand.

•	Completed a public offering and received net proceeds of $36.9 million.

Overview

Emerge Energy reported net loss of $(20.8) million, or $(0.77) per diluted unit, for the three months ended December 31, 2016.  For that same period, Emerge Energy reported Adjusted EBITDA of $(10.6) million and Distributable Cash Flow of $(15.2) million.  Net loss, net loss per diluted unit and Adjusted EBITDA for the three months ended December 31, 2015, were $(9.9) million, $(0.41) per diluted unit and $3.9 million, respectively.  Adjusted EBITDA and Distributable Cash Flow are non-GAAP financial measures that Emerge Energy uses to assess its performance on an ongoing basis.
The results of operations of the Fuel business have been classified as discontinued operations for all periods presented and we now operate our continuing business in a single sand segment. Net loss and net loss per diluted unit for continuing operations for the three months ended December 31, 2016 were $(20.7) million and $(0.77) per diluted unit, respectively, compared to net loss and net loss per diluted unit for continuing operations for the three months ended December 31, 2015 of $(9.8) million and $(0.41) per diluted unit, respectively.
In November 2016, we completed a public offering of 3,400,000 of our common units at a price of $10.00 per unit and granted the underwriters an option to purchase up to an additional 510,000 common units, which the underwriter exercised in full. The offering closed on November 23, 2016. We received proceeds (net of underwriting discounts and offering expenses) from the offering of approximately $36.9 million. The net proceeds from this offering were used to repay outstanding borrowings under our revolving credit agreement.
We will not make a cash distribution on our common units for the three months ended December 31, 2016 as we are restricted from making distributions to our common unitholders under our amended credit agreement and we did not generate available cash to distribute for the three months ended December 31, 2016.
“The recovery in the oil and gas markets gained momentum in the fourth quarter and has accelerated in the early parts of the first quarter,” said Ted W. Beneski, Chairman of the Board of Directors of the general partner of Emerge Energy.  “The fourth quarter was our first full quarter without the fuel business, so we are now a pure-play frac sand company. Our sand volumes increased by 68% sequentially to 825,699 tons, and our continuing operations Adjusted EBITDA improved by $0.3 million sequentially. Small price increases started to take effect near the end of the quarter, but we are now realizing significant upward pricing movements to start 2017. We further strengthened our balance sheet with a $36.9 million net equity raise, which lowered our bank loan balance to approximately $141 million at December 31, 2016, and we are now well positioned to take advantage of the current upswing in the North American shale markets as frac sand demand has rebounded significantly with higher drilling and completion activity.”

Conference Call

Emerge Energy will host its 2016 fourth quarter results conference call later today, Monday, February 27, 2017 at 2:00 p.m. CT. Callers may listen to the live presentation, which will be followed by a question and answer segment, by dialing (855) 850-4275 or (720) 634-2898 and entering pass code 66364861.  An audio webcast of the call will be available at www.emergelp.com within the Investor Relations portion of the website under the Webcasts & Presentations section.  A replay will be available by audio webcast and teleconference for seven days following the conclusion of the call. The replay teleconference will be available by dialing (855) 859-2056 or (404) 537-3406 and the reservation number 66364861.
Operating Results

The following table summarizes Emerge Energy’s consolidated operating results for the three and twelve months ended December 31, 2016 and 2015 and three months ended September 30, 2016.

	Three months ended			Twelve Months Ended December 31,
	December 31, 2016	September 30, 2016	December 31, 2015	2016	2015

	($ in thousands)
REVENUES	$42,619	$31,285	$44,502	$128,399	$269,518
OPERATING EXPENSES
Cost of goods sold	51,263	40,500	38,988	173,907	209,161
Depreciation, depletion and amortization	4,662	4,687	4,478	19,126	17,897
Selling, general and administrative expenses	5,020	4,697	6,410	20,951	27,551
Contract and project terminations	—	(25)	1,308	4,011	10,652
Total operating expenses	60,945	49,859	51,184	217,995	265,261
Operating income (loss)	(18,326)	(18,574)	(6,682)	(89,596)	4,257
OTHER EXPENSE (INCOME)
Interest expense, net	3,448	8,014	3,126	21,339	11,216
Other expense (income)	(885)	3,359	(1)	2,471	(34)
Total other expense	2,563	11,373	3,125	23,810	11,182
Income (loss) before provision for income taxes	(20,889)	(29,947)	(9,807)	(113,406)	(6,925)
Provision (benefit) for income taxes	(220)	8	(28)	(191)	258
Net income (loss) from continuing operations	(20,669)	(29,955)	(9,779)	(113,215)	(7,183)
Discontinued Operations
Income (loss) from discontinued operations, net of taxes	(106)	3,373	(109)	8,746	(2,228)
Gain on sale of discontinued operations	—	31,699	—	31,699	—
Total income (loss) from discontinued operations, net of tax	(106)	35,072	(109)	40,445	(2,228)
NET INCOME (LOSS)	$(20,775)	$5,117	$(9,888)	$(72,770)	$(9,411)
ADJUSTED EBITDA (a)	$(10,648)	$(8,113)	$3,853	$(37,354)	$50,704

(a) See section entitled “Adjusted EBITDA and Distributable Cash Flow” that includes a definition of Adjusted EBITDA and provides reconciliation to GAAP net income and cash flows.

Continuing operations

	Three months ended			Twelve Months Ended December 31
	December 31, 2016	September 30, 2016	December 31, 2015	2016	2015

	($ in thousands)
REVENUES	$42,619	$31,285	$44,502	$128,399	$269,518
OPERATING EXPENSES
Cost of goods sold	51,263	40,500	38,988	173,907	209,161
Depreciation, depletion and amortization	4,662	4,687	4,478	19,126	17,897
Selling, general and administrative expenses	5,020	4,697	6,410	20,951	27,551
Contract and project terminations	—	(25)	1,308	4,011	10,652
Operating income (loss)	$(18,326)	$(18,574)	$(6,682)	$(89,596)	$4,257
Net income (loss) from continuing operations	$(20,669)	$(29,955)	$(9,779)	$(113,215)	$(7,183)
Adjusted EBITDA (a)	$(10,543)	$(10,872)	$665	$(50,425)	$39,717

Volume of sand sold (tons in thousands)	826	493	581	2,157	3,392

Volume of sand produced (tons in thousands):
Arland, Wisconsin facility	165	21	165	186	1,064
Barron, Wisconsin facility	494	383	297	1,588	1,536
New Auburn, Wisconsin facility	162	10	43	352	604
Kosse, Texas facility	53	44	62	140	277
Total volume of sand produced	874	458	567	2,266	3,481

(a) See section entitled “Adjusted EBITDA and Distributable Cash Flow” that includes a definition of Adjusted EBITDA and provides reconciliation to GAAP net income and cash flows.
Net loss and Adjusted EBITDA from continuing operations improved in the fourth quarter compared to the third quarter of 2016. This improvement was due to an increase in total volumes sold and lower sand production costs on a per ton basis, offset by $1.1 million of expense incurred to pull approximately 1,000 railcars out of storage and a $1.0 million write-down of SandMaxX™ inventory in the fourth quarter of 2016. Our SandMaxX™ inventory included a batch of off-spec, early generation material that does not meet our standards of quality.
In addition, Net loss also improved in the fourth quarter of 2016 due to; a $3.3 million write-off of deferred financing costs in the third quarter of 2016 for total aggregate commitment reductions under the Credit Agreement; a $3.0 million charge to other expense for a non-cash mark-to-market adjustment on the warrant issued in August 2016; versus a $0.9 million mark up on the warrant in the fourth quarter of 2016.
Net loss and Adjusted EBITDA worsened for continuing operations for the fourth quarter of 2016, compared to same quarter in 2015 mainly due lower realized pricing for FOB plant sales and in-basin sales, and higher logistics costs.

Discontinued operations

	Three months ended			Twelve Months Ended December 31
	December 31, 2016	September 30, 2016	December 31, 2015	2016	2015

	($ in thousands)
Revenues	$—	$67,095	$86,004	$249,558	$442,121
Cost of goods sold (excluding depreciation, depletion and amortization)	—	63,481	81,809	233,025	426,664
Depreciation and amortization	—	—	2,638	2,354	10,544
Selling, general and administrative expenses	106	(211)	1,234	3,687	5,568
Interest expense, net	—	444	402	1,727	1,338
Other	—	—	(1)	—	(11)
Income (loss) from discontinued operations before provision for income taxes	(106)	3,381	(78)	8,765	(1,982)
Provision for income taxes	—	8	31	19	246
Income (loss) from discontinued operations, net of taxes	(106)	3,373	(109)	8,746	(2,228)
Gain on sale of discontinued operations	—	31,699	—	31,699	—
Total income (loss) from discontinued operations, net of taxes	$(106)	$35,072	$(109)	$40,445	$(2,228)
Adjusted EBITDA (a)	$(105)	$2,759	$3,188	$13,071	$10,987

Volume of refined fuels sold (gallons in thousands)	—	41,651	55,768	165,422	240,132
Volume of terminal throughput (gallons in thousands)	—	24,963	16,038	82,387	123,180
Volume of transmix refined (gallons in thousands)	—	18,942	22,021	68,326	93,128
Refined transmix as a percent of total refined fuels sold	—	45.5%	39.5%	41.3%	38.8%

(a) See section entitled “Adjusted EBITDA and Distributable Cash Flow” that includes a definition of Adjusted EBITDA and provides reconciliation to GAAP net income and cash flows.
Discontinued operations comprises what we previously classified as our fuel segment along with certain allocated corporate costs such as interest, taxes and equity-based compensation. We closed the sale of the Fuel business on August 31, 2016, thus the quarter ended December 31, 2016 does not have any operations. We recognized a gain on the sale of the Fuel business of $31.7 million.
Capital Expenditures

For the three months ended December 31, 2016, Emerge Energy’s capital expenditures totaled $1.3 million.  This includes approximately $1.2 million of maintenance capital expenditures.

About Emerge Energy Services LP

Emerge Energy Services LP (NYSE: EMES) is a growth-oriented limited partnership engaged in the businesses of mining, producing, and distributing silica sand, a key input for the hydraulic fracturing of oil and natural gas wells.  Emerge Energy operates its sand business through its subsidiary Superior Silica Sands LLC. Emerge Energy also processed transmix, distributed refined motor fuels, operated bulk motor fuel storage terminals, and provided complementary fuel services through its fuel division which was sold on August 31, 2016.

Forward-Looking Statements

This release contains certain statements that are “forward-looking statements.” These statements can be identified by the use of forward-looking terminology including “may,” “believe,” “will,” “expect,” “anticipate,” or “estimate.” These forward-looking statements involve risks and uncertainties, and there can be no assurance that actual results will not differ materially from those expected by management of Emerge Energy Services LP.  When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Emerge Energy’s Annual Report on Form 10-K filed with the SEC. The risk factors and other factors noted in the Annual Report could cause actual results to differ materially from those contained in any forward-looking statement.  Except as required by law, Emerge Energy Services LP does not undertake any obligation to update or revise such forward-looking statements to reflect events or circumstances that occur after the date hereof.

PRESS CONTACT

Investor Relations
(817) 618-4020

EMERGE ENERGY SERVICES LP
CONSOLIDATED STATEMENTS OF OPERATIONS
($ in thousands except per unit data)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
REVENUES	$42,619	$44,502	$128,399	$269,518
OPERATING EXPENSES
Cost of goods sold	51,263	38,988	173,907	209,161
Depreciation, depletion and amortization	4,662	4,478	19,126	17,897
Selling, general and administrative expenses	5,020	6,410	20,951	27,551
Contract and project terminations	—	1,308	4,011	10,652
Total operating expenses	60,945	51,184	217,995	265,261
Operating income (loss)	(18,326)	(6,682)	(89,596)	4,257

OTHER EXPENSE (INCOME)
Interest expense, net	3,448	3,126	21,339	11,216
Other expense (income)	(885)	(1)	2,471	(34)
Total other expense	2,563	3,125	23,810	11,182
Income (loss) before provision for income taxes	(20,889)	(9,807)	(113,406)	(6,925)
Provision (benefit) for income taxes	(220)	(28)	(191)	258
Net income (loss) from continuing operations	(20,669)	(9,779)	(113,215)	(7,183)
Discontinued Operations
Income (loss) from discontinued operations, net of taxes	(106)	(109)	8,746	(2,228)
Gain on sale of discontinued operations	—	—	31,699	—
Total income (loss) from discontinued operations, net of tax	(106)	(109)	40,445	(2,228)
NET INCOME (LOSS)	$(20,775)	$(9,888)	$(72,770)	$(9,411)

Earnings (loss) per common unit
Basic:
Earnings (loss) per common unit from continuing operations	$(0.77)	$(0.41)	$(4.55)	$(0.30)
Earnings (loss) per common unit from discontinued operations	—	—	1.63	(0.09)
Basic earnings (loss) per common unit	$(0.77)	$(0.41)	$(2.92)	$(0.39)
Diluted:
Earnings (loss) per common unit from continuing operations	$(0.77)	$(0.41)	$(4.55)	$(0.30)
Earnings (loss) per common unit from discontinued operations	—	—	1.63	(0.09)
Diluted earnings (loss) per common unit	$(0.77)	$(0.41)	$(2.92)	$(0.39)
Weighted average number of common units outstanding including participating securities (basic)	27,055,160	24,119,972	24,870,258	23,973,850
Weighted average number of common units outstanding (diluted)	27,055,160	24,119,972	24,870,258	23,973,850

Adjusted EBITDA and Distributable Cash Flow

We calculate Adjusted EBITDA, a non-GAAP measure, in accordance with our current Credit Agreement as: net income (loss) plus consolidated interest expense (net of interest income), income tax expense, depreciation, depletion and amortization expense, non-cash charges and losses that are unusual or non-recurring less income tax benefits and gains that are unusual or non-recurring and other adjustments allowable under our existing credit agreement. We report Adjusted EBITDA to our lenders under our revolving credit facility in determining our compliance with certain financial covenants. Adjusted EBITDA should not be considered as an alternative to net income, operating income, cash flow from operating activities or any other measure of financial performance presented in accordance with GAAP. Moreover, our Adjusted EBITDA as presented may not be comparable to similarly titled measures of other companies. The following tables reconcile net income (loss) to Adjusted EBITDA for the three months ended December 31, 2016, September 30, 2016 and December 31, 2015.

	Three Months Ended December 31,						Three Months Ended September 30,
	2016	2015	2016	2015	2016	2015	2016	2016	2016

	Continuing		Discontinued		Consolidated (a)		Continuing	Discontinued	Consolidated (a)

	($ in thousands)
Net income (loss)	$(20,669)	$(9,779)	$(106)	$(109)	$(20,775)	$(9,888)	$(29,955)	$35,072	$5,117
Interest expense, net	3,448	3,126	—	402	3,448	3,528	8,014	444	8,458
Depreciation, depletion and amortization	4,662	4,478	—	2,638	4,662	7,116	4,687	—	4,687
Provision for income taxes	(220)	(28)	—	31	(220)	3	8	8	16
EBITDA	(12,779)	(2,203)	(106)	2,962	(12,885)	759	(17,246)	35,524	18,278
Equity-based compensation expense	251	(167)	—	104	251	(63)	235	97	332
Contract and project terminations	—	1,308	—	—	—	1,308	(25)	—	(25)
Provision for doubtful accounts	4	922	—	38	4	960	8	(543)	(535)
Accretion expense	30	30	—	—	30	30	30	—	30
Retirement of assets	350	36	—	—	350	36	209	—	209
Reduction in workforce	—	362	—	—	—	362	—	(679)	(679)
Other state and local taxes	389	377	1	84	390	461	483	59	542
Non-cash deferred lease expense	2,079	—	—	—	2,079	—	2,072	—	2,072
Unrealized loss (gain) on fair value of warrants	(885)	—	—	—	(885)	—	2,975	—	2,975
Non-capitalized cost of private placement	17	—	—	—	17	—	387	—	387
Gain on sale of discontinued operations, net of tax	—	—	—	—	—	—	—	(31,699)	(31,699)
Other adjustments allowable under our existing credit agreement	1	—	—	—	1	—	—	—	—
Adjusted EBITDA	$(10,543)	$665	$(105)	$3,188	$(10,648)	$3,853	$(10,872)	$2,759	$(8,113)

The following tables reconcile net income (loss) to Adjusted EBITDA for the twelve months ended December 31, 2016 and 2015.

	Year Ended December 31,
	2016	2015	2016	2015	2016	2015

	Continuing		Discontinued		Consolidated (a)

	($ in thousands)
Net income (loss)	$(113,215)	$(7,183)	$40,445	$(2,228)	$(72,770)	$(9,411)
Interest expense, net	21,339	11,216	1,727	1,338	23,066	12,554
Depreciation, depletion and amortization	19,126	17,897	2,354	10,544	21,480	28,441
Provision for income taxes	(191)	258	19	246	(172)	504
EBITDA	(72,941)	22,188	44,545	9,900	(28,396)	32,088
Equity-based compensation expense	388	2,935	331	597	719	3,532
Write-down of sand inventory	5,394	—		—	5,394	—
Contract and project terminations	4,011	10,652	—	—	4,011	10,652
Provision for doubtful accounts	1,684	1,391	(469)	150	1,215	1,541
Accretion expense	119	110	—	—	119	110
Retirement of assets	559	138	67	8	626	146
Reduction in force	76	362	—	—	76	362
Other state and local taxes	1,824	1,941	296	332	2,120	2,273
Non-cash deferred lease expense	5,758	—	—	—	5,758	—
Unrealized loss on fair value of warrants	2,090	—	—	—	2,090	—
Non-capitalized cost of private placement	404	—	—	—	404	—
Gain on sale of discontinued operations, net of tax	—	—	(31,699)	—	(31,699)	—
Other adjustments allowable under our existing credit agreement	209	—	—	—	209	—
Adjusted EBITDA	$(50,425)	$39,717	$13,071	$10,987	$(37,354)	$50,704

(a) Consolidated numbers for Interest expense, net, Provision for income taxes, Depreciation, depletion and amortization, Equity-based compensation expense, Provision for doubtful accounts and Loss (gain) on disposal of assets include discontinued operations.

The following table reconciles Consolidated Adjusted EBITDA to our operating cash flows for the three months ended December 31, 2016, September 30, 2016 and December 31, 2015 and years ended December 31, 2016 and 2015:

	Three Months Ended,			Year Ended December 31,
	December 31, 2016	September 30, 2016	December 31, 2015	2016	2015

	($ in thousands)

Adjusted EBITDA	$(10,648)	$(8,113)	$3,853	$(37,354)	$50,704
Non-cash interest expense, net	(3,001)	(4,682)	(4,094)	(16,672)	(11,729)
Non-cash income tax expense	(170)	(558)	(464)	(1,948)	(2,777)
Contract and project terminations - non-cash	(3)	25	353	(3)	(307)
Reduction in workforce	—	—	(362)	(76)	(362)
Write-down of sand inventory	—	—	—	(5,394)	—
Other adjustments allowable under our existing credit agreement	(1)	—	—	(209)	—
Fuel division selling expenses	—	679	—	—	—
Cost to retire assets	—	—	—	9	—
Non-cash deferred lease expense	(2,079)	(2,072)	—	(5,758)	—
Change in other operating assets and liabilities	(3,589)	(82)	5,476	20,079	11,796
Cash flows from operating activities:	$(19,491)	$(14,803)	$4,762	$(47,326)	$47,325

Cash flows from investing activities:	$(1,263)	$152,816	$(10,946)	$140,541	$(33,674)

Cash flows from financing activities:	$(20,753)	$(141,166)	$21,166	$(114,081)	$343

We define Distributable Cash Flow generally as net income plus (i) non-cash net interest expense, (ii) depreciation, depletion and amortization expense, (iii) non-cash charges, and (iv) selected losses that are unusual or non-recurring; less (v) selected principal repayments, (vi) selected gains that are unusual or non-recurring, and (vii) maintenance capital expenditures. In addition, our Board of Directors utilizes reserves for future capital expenditures, compliance with law or debt agreements, and to provide funds for distributions to unitholders in respect to any one or more of the next four quarters. Distributable Cash Flow does not reflect changes in working capital balances. The following table (in thousands) reconciles net income to Distributable Cash Flow:

Three months ended December 31, 2016

Net income (loss)	$(20,775)

Add (less) reconciling items:
Add depreciation, depletion and amortization expense	4,662
Add non-cash deferred lease expense	2,079
Add amortization of deferred financing costs	678
Add loss on disposal of assets	350
Add equity-based compensation expense	251
Add accretion	30
Add provision for doubtful accounts	4
Less income taxes accrued, net of payments	(220)
Less unrealized gain on fair value of interest rate swaps	(232)
Less unrealized loss on fair value of warrants	(885)
Less maintenance capital expenditures	(1,174)

Distributable cash flow	$(15,232)